Exhibit 99.1

FOR IMMEDIATE RELEASE DECEMBER 26, 2023	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP ANNOUNCES FOURTH QUARTER DIVIDEND

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”), the holding company for Peoples Bank (the “Bank”), today announced that on December 22, 2023 the Board of Directors of Finward declared a dividend of $0.12 per share on Finward’s common stock payable on February 5, 2024 to shareholders of record at the close of business on January 23, 2024.

“Finward’s Board of Directors has announced a dividend of $0.12 per share for the fourth quarter of 2023,” said Benjamin Bochnowski, chairman and chief executive officer. “While this is lower than the dividend for the third quarter, we understand the importance of the dividend to our shareholders. Based on careful evaluation, the Board determined it is appropriate and prudent to lower the dividend at this time to accelerate the build-up of capital, strengthen our company, and expand optionality to further improve our balance sheet.”

The Board’s decision on the dividend level for the current quarter came following a thorough review of the Bank’s capital position. Bochnowski continued that, “Peoples Bank continues to be a well-capitalized bank and places a high value on maintaining a strong capital base. The Board of Directors is committed to building shareholder value and believes the action taken to reduce the dividend is consistent with this commitment. The Board will continue to review the Bancorp’s dividend policy from time to time in a careful and holistic manner and consider future adjustments to the policy as conditions warrant.”

Dividends to the Bancorp’s shareholders are determined by the Bancorp’s Board of Directors based on a disciplined evaluation of the Bancorp’s and the Bank’s current and anticipated operating results, capital position, financial condition, regulatory and legal requirements, and other factors it deems relevant. The Board continually evaluates the factors that go into dividend decisions, consistent with the long-term best interests of the Bancorp and its shareholders. The Bancorp has no current plans to raise equity capital.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and the Chicagoland area. Finward Bancorp’s common stock is quoted on the The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the Securities and Exchange Commission (“SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

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